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                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant                              /X/

Filed by a Party other than the Registrant           / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ /  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-12

                               The MONY Group Inc.
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                (Name of Registrant as Specified In its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

The Definitive Additional Materials filed herewith relate to the 2002 Annual Meeting of Shareholders of The MONY Group Inc. scheduled for May 15, 2002. The MONY Group Inc.'s proxy statement for the 2002 Annual Meeting of Shareholders was filed with the Securities and Exchange Commission on Schedule 14A on March 29, 2002.

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                     [The MONY Group Inc. Logo and Address]



April  30, 2002




Dear Shareholder:

By this time, you should have received the 2001 Annual Report for The MONY Group Inc. and the proxy materials we mailed to you for the Annual Meeting of Stockholders to be held on Wednesday, May 15, 2002.

We have been advised that your proxy has not yet been returned. The time before our meeting is short. Whether or not you plan to attend the Annual Meeting in person, we ask that you vote and return your proxy by using the enclosed postage-paid envelope. For your convenience, we have enclosed a duplicate proxy. Regardless of the number of shares you own, it is important that they are represented at the meeting.

You may also use one of the following simple methods for promptly providing your voting instructions:

1.   Vote by telephone. To submit your proxy by telephone, use a touch-tone
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     telephone and call 1-877-779-8683. Outside the U.S. and Canada call
     001-201-536-8073. Please have your control number that is printed in the box on the proxy form ready and follow the simple instructions.

2.   Vote by Internet. To submit your proxy electronically over the internet, go
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     to the website http://www.eproxyvote.com/mny and follow the prompts. You
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     must use the control number printed in the box on your proxy form as well as your social security number to access your account.

For the reasons set forth in our proxy statement dated April 1, 2002, your Board of Directors believes the proposals presented in the proxy statement are in the best interest of the Company and its shareholders and recommends a vote FOR all the proposals.

The management and Board of Directors appreciate your support and continuing interest in The MONY Group Inc.

If you have already mailed your proxy card, please accept our thanks.

Sincerely,


Michael Roth
Chairman of the Board and
Chief Executive Officer